Exhibit 10.9
SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into by and between GREIT- Hawthorne Plaza, L.P., a Virginia limited partnership, (“Seller”), and TMG PARTNERS, a California corporation (“Buyer”), on and as of August 3, 2006.
RECITALS
     A. Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated June 26, 2006, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated August 2, 2006 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Buyer agreed to purchase certain improved real property commonly known as 75 Hawthorne and 95 Hawthorne in San Francisco, California, together with certain associated real and personal property (the improved real property and associated property is referred to in the Purchase Agreement, collectively, as the “Property”), on the terms and conditions set forth therein.
     B. Buyer and Seller desire to amend the Purchase Agreement on each and all of the terms, provisions and conditions contained herein.
     NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.
     2. Inspection Period/Due Diligence Expiration Date. Notwithstanding anything to the contrary in the Purchase Agreement, the last day of the inspection Period (and the Due Diligence Expiration Date) shall be Friday, August 4, 2006. Accordingly, the Initial Deposit shall be fully refundable to Buyer until 5:00 p.m. (Pacific Daylight Time) on Friday, August 4, 2006.
     3. Reaffirmation of Purchase Agreement. Buyer and Seller acknowledge and agree that the Purchase Agreement, as modified by this Amendment, is hereby reaffirmed, ratified and confirmed in its entirety. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged. If there is any conflict between the terms and provisions of the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control and prevail. References to the Purchase Agreement in the exhibits to the Purchase Agreement shall be deemed to refer to, or shall be modified prior to Closing to refer to, the Purchase Agreement as amended by this Amendment.
     4. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of California.
     5. Counterparts. This Amendment may be executed in one or more counterparts. All executed counterparts shall constitute one agreement and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Seller and Buyer (i) intend to be bound by the signatures on any document sent by facsimile or electronic;

mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signatures.
     6. Warranty of Authority. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Amendment and that no other consent is necessary or required in order for the signatories to execute this Amendment on behalf of their respective parties.
     IN WITNESS WHEREOF, the parties have executed this Amendment on and as of the date first written above.

SELLER:

GREIT — HAWTHORNE PLAZA, LP, a Virginia limited partnership
By:	GREIT — Hawthorne Plaza GP, LLC a
Virginia limited liability company
Its:	General Partner

	By	G REIT, L.P.
a Virginia limited partnership
	Its:	Sole Member

		By:	G REIT, Inc.
		Its:	General Partner

			By:	/s/ Andrea R. Biller
			Name:	Andrea R. Biller
			Title:	Executive Vice President

BUYER:

TMG PARTNERS,
a California corporation

By:	/s/ Cathy Greenwold
Cathy Greenwold
Its:	Executive Vice-President